EXECUTION VERSION

PUT OPTION AGREEMENT

dated as of February 12, 2007
among
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
GLEN MEADOW ABC TRUST
and
LASALLE BANK NATIONAL ASSOCIATION,
as Put Option Calculation Agent

-i-

     PUT OPTION AGREEMENT, dated as of February 12, 2007 (this “Agreement”), among THE HARTFORD FINANCIAL SERVICES GROUP, INC., a Delaware corporation (“The Hartford”), GLEN MEADOW ABC TRUST, a Delaware statutory trust (the “ABC Trust”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as calculation agent (the “Put Option Calculation Agent”).
     WHEREAS, The Hartford may decide to issue The Hartford’s Income Capital Obligation Notes due 2067 (the “ICONs”) under a junior subordinated indenture (the “Indenture”), dated as of February 12, 2007, between The Hartford and LaSalle Bank National Association, as trustee; and
     WHEREAS, The Hartford and the ABC Trust desire to enter into a binding agreement pursuant to which The Hartford will have the right to sell, at its option, the ICONs, if and when issued, in a maximum aggregate amount not to exceed $500,001,000 to the ABC Trust, and the ABC Trust will have an obligation to purchase such ICONs, if and when issued, upon The Hartford’s exercise of its option and upon satisfaction of the other terms and conditions specified herein;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
Definitions; Interpretation
Section 1.1. Definitions.
In this Agreement:
     “30/360 Basis” means a calculation for the relevant Distribution Period or other period based on the number of days in the Distribution Period or other period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months).
     “Actual/360 Basis” means a calculation for the relevant Distribution Period or other period where the actual number of days in the Distribution Period or such other period in respect of which the calculation is being made is divided by 360.
     “Agreement” has the meaning specified in the preamble to this Agreement.
     “ABC Trust” has the meaning specified in the preamble to this Agreement.
     “ABC Trustee” has the meaning specified in the ABC Trust Declaration.

     “ABC Trust Declaration” means the Fourth Amended and Restated Declaration of Trust of Glen Meadow ABC Trust, dated as of February 12, 2007, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware company, as depositor, LaSalle Bank National Association, a national banking association, as ABC Trustee, LaSalle National Trust Delaware, a national banking association with its principal place of business in the state of Delaware, as Delaware trustee, and LaSalle Bank National Association, a national banking association, as Tax Matters Administrator.
     “ABC Trust Expense Reimbursement Agreement” means the ABC Trust Expense Reimbursement Agreement, dated as of February 12, 2007, between The Hartford and the ABC Trust.
     “ABC Trust Securities” has the meaning specified in the ABC Trust Declaration.
     “Actual Exercise Amount” has the meaning specified in Section 3.1(d).
     “Asset Swap Contract” has the meaning specified in the ABC Trust Declaration.
     “Asset Swap Counterparty” means Merrill Lynch International, or any substitute or replacement asset swap counterparty that enters into a replacement Asset Swap Contract with the ABC Trust.
     “Available Asset Swap Reduction Proceeds” has the meaning specified in Section 3.1(d).
     “Bankruptcy Event” means, in respect of any Person, that the Person institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment or insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof.
     “Break-Funding Payment” has the meaning specified in the Asset Swap Contract.
     “Business Day” has the meaning specified in the ABC Trust Declaration.
     “Cash Settlement Amount” has the meaning specified in the Asset Swap Contract.
     “Designated Amount” has the meaning specified in Section 3.1(b).
     “Designated Assets” has the meaning specified in the Asset Swap Contract.

     “Distribution Date” has the meaning specified in the ABC Trust Declaration.
     “Distribution Period” has the meaning specified in the ABC Trust Declaration.
     “Eligible Assets” has the meaning specified in the ABC Trust Declaration.
     “Face Amount” has the meaning specified in the ABC Trust Declaration.
     “Financing Trusts” means the ABC Trust and the Pass-Through Trust (as defined in the Pass-Through Trust Declaration).
     “Fixed Rate Period” means the period commencing on February 12, 2007 and ending on February 15, 2017.
     “Floating Rate Period” means the period commencing on February 15, 2017 and ending on February 12, 2067.
     “Floating Rate Payment” has the meaning specified in the Asset Swap Contract.
     “The Hartford” has the meaning specified in the preamble to this Agreement.
     “ICONs Purchase Price” has the meaning specified in Section 3.1(e).
     “ICONs” has the meaning specified in the preamble to this Agreement.
     “Indenture” has the meaning specified in the preamble to this Agreement.
     “Interest Rate Swap Contract” has the meaning specified in the ABC Trust Declaration.
     “Interest Rate Swap Counterparty” means Merrill Lynch Capital Services, or any substitute or replacement interest rate swap counterparty that enters into a replacement Interest Rate Swap Contract with the ABC Trust.
     “LIBOR” means the London Interbank Offered Rate, a widely used benchmark or reference rate for short-term interest rates. It represents the rate of interest at which banks borrow funds from other banks, in marketable size, in the London interbank market.
     “London Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.
     “Majority in Face Amount” has the meaning specified in the ABC Trust Declaration.

     “Make-Whole Redemption Amount” has the meaning specified in the Indenture.
     “Notional Amount” has the meaning specified in the Asset Swap Contract.
     “Pass-Through Trust” has the meaning specified in the ABC Trust Declaration.
     “Pass-Through Trust Declaration” means the Third Amended and Restated Declaration of Trust of Glen Meadow Pass-Through Trust, dated as of February 12, 2007, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware company, as depositor, LaSalle Bank National Association, a national banking association, as trustee, and LaSalle National Trust Delaware, a national banking association with its principal place of business in the state of Delaware, as Delaware trustee.
     “Person” means a legal person, including any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
     “Proceedings” has the meaning specified in Section 7.7.
     “Property Account” has the meaning specified in the ABC Trust Declaration.
     “Put Notice” means a written notice substantially in the form attached as Annex A.
     “Put Option” has the meaning specified in Section 2.1(a).
     “Put Option Calculation Agent” has the meaning specified in the preamble to this Agreement.
     “Put Option Premium” has the meaning specified in Section 4.1.
     “Put Option Premium Certificate” has the meaning specified in Section 4.2(a).
     “Put Option Termination Date” has the meaning specified in Section 2.2(a).
     “Securities Act” means the United States Securities Act of 1933, as amended.
     “Settlement Date” has the meaning specified in Section 3.1(a).
     “6-Month LIBOR” means, with respect to a Distribution Period, the rate for deposits in U.S. dollars for a 6-month period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two London Banking Days preceding the first day of such Distribution Period. If such rate does not appear on Telerate Page 3750, the rate for the first day of such Distribution Period will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market at approximately 11:00 a.m., London time, on the day that is two London Banking Days preceding the first day of such Distribution Period to prime banks in the London interbank market for a period of 6-months commencing on the first day of such Distribution Period and in a principal amount of not less than a representative amount. The Asset Swap Counterparty or the Put Option Calculation Agent, as the case may be as specified under this Agreement, will request the principal London office of each such four major banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for the first day of such Distribution Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, as requested, the rate for the first day of such Distribution Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Asset Swap Counterparty or the Put Option Calculation Agent, as the case may be as specified under this Agreement, at approximately 11:00 a.m., New York City time, on the first day of such Distribution Period for loans in U.S. dollars to leading European banks for a 6-month period commencing on the first day of such Distribution Period and in a representative amount.
     “Special Event” has the meaning specified in the Indenture.
     “Special Event Make-Whole Redemption Amount” has the meaning specified in the Indenture.
     “Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq.
     “Swap Contracts” has the meaning specified in the ABC Trust Declaration.
     “Swap Counterparties” has the meaning specified on the ABC Trust Declaration.
     “Swap Renewal Date” has the meaning specified in the Asset Swap Contract.
     “Telerate Page 3750” means the display page so designated on the Moneyline/Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to London interbank offered rates for U.S. dollar deposits).
     “Termination Payment” has the meaning specified in Section 2.2(c).
     “3-Month LIBOR” means, with respect to a Distribution Period, the rate for deposits in U.S. dollars for a 3-month period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two London Banking Days preceding the first day of such Distribution Period. If such rate does not appear on Telerate Page 3750, the rate for that Distribution Period will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market at approximately 11:00 a.m., London time, on the day that is two London Banking Days preceding the first day of such Distribution Period to prime banks in the London interbank market for a period of 3-months commencing on the first day of such Distribution Period and in a principal amount of not less than a representative amount. The Asset Swap Counterparty or the Put Option Calculation Agent, as the case may be as specified under this Agreement, will request the principal London office of each such four major banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Distribution Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, as requested, the rate for that Distribution Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Asset Swap Counterparty or the Put Option Calculation Agent, as the case may be as specified under this Agreement, at approximately 11:00 a.m., New York City time, on the first day of such Distribution Period for loans in U.S. dollars to leading European banks for a 3-month period commencing on the first day of such Distribution Period and in a representative amount.
     “Trust Termination Date” has the meaning specified in the ABC Trust Declaration.
     “Unexercised Portion” means, at any time, the maximum aggregate amount of ICONs that The Hartford may require the ABC Trust to purchase at that time pursuant to this Agreement, which maximum aggregate amount shall equal $500,001,000 as of the date of this Agreement, and thereafter shall equal at any time (i) the aggregate Face Amount of the ABC Trust Securities at that time less (ii) the aggregate amount of ICONs held by the ABC Trust at such time.
     Section 1.2. Interpretations.
     In this Agreement, except where the context otherwise requires:
     (a) any reference to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or such other agreement or document, as applicable, as the same may have been, or may from time to time be, amended, varied, novated or supplemented in accordance with its terms;
     (b) any reference to a statute or regulation shall be construed as a reference to such statute or regulation as the same may have been, or may from time to time be, amended, varied, novated or supplemented in accordance with its terms;
     (c) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, clause or other subdivision, and references to “Articles”, “Sections” and “Annexes” refer to Articles or Sections of, or Annexes to, this Agreement except as otherwise expressly provided;

     (d) the word “including” shall be deemed to be followed by the words “without limitation”;
     (e) any definition shall be equally applicable to both the singular and plural forms of the defined term;
     (f) headings contained in this Agreement are inserted for convenience of reference only and do not affect the interpretation of this Agreement or any provision hereof; and
     (g) whenever in this Agreement any Person is named or referred to, the successors and assigns of such Persons shall be deemed to be included.
ARTICLE II
Put Option; Term
     Section 2.1. Grant of Put Option.
     (a) The ABC Trust hereby grants to The Hartford the right, in its sole discretion, to require the ABC Trust to purchase ICONs in any Designated Amount on the terms specified in this Agreement (the “Put Option”). The ABC Trust agrees that it shall purchase at the ICONs Purchase Price, upon each exercise of the Put Option, in whole or in part, as provided in Section 3.1, ICONs from The Hartford in accordance with the applicable Put Notice and subject to the terms and conditions provided herein.
     (b) The Put Option created hereby shall remain in effect and be exercisable, in whole or in part, in accordance with the terms of this Agreement at any time and from time to time prior to the termination of this Agreement pursuant to Section 2.2. The failure to pay any Put Option Premium due hereunder shall not constitute a breach or a default of this Agreement unless such failure continues unremedied for a period of three Business Days following the delivery of notice of such failure to The Hartford by the Asset Swap Counterparty, the Interest Rate Swap Counterparty, or the ABC Trustee.
     Section 2.2. Termination of Put Option Agreement.
     (a) The Put Option Agreement shall terminate on the earliest to occur of (the “Put Option Termination Date”):
     (i) the date on which this Agreement is terminated by The Hartford as provided in Section 2.2(b);
     (ii) the date on which this Agreement is terminated by The Hartford as provided in Section 2.2(c);

     (iii) the third Business Day following the delivery of notice to The Hartford by the Asset Swap Counterparty, the Interest Rate Swap Counterparty or the ABC Trustee of any failure by The Hartford to pay the Put Option Premium or any amount due under the ABC Trust Expense Reimbursement Agreement, or any interest payment due under any ICONs (other than permitted interest deferral on the ICONs), if The Hartford has not cured such failure by (A) paying the accrued and unpaid amount or (B) delivering a Put Notice with respect to the entire Unexercised Portion which Put Notice specifies a Settlement Date within 10 Business Days from the date of delivery of notice of such failure;
     (iv) the failure by The Hartford upon the occurrence of a termination of the Asset Swap Contract, to either (A) cause a replacement Asset Swap Counterparty to be engaged or (B) to exercise any of its other options upon such termination as set forth in Section 11.4(d) of the ABC Trust Declaration, in either case on or prior to the Swap Renewal Date or the 30th day following the termination of the Asset Swap Contract, as applicable;
     (v) the date on which any Bankruptcy Event occurs with respect to The Hartford;
     (vi) any Trust Termination Date (other than one arising as a result of any matter specified in any other clause of this Section 2.2(a));
     (vii) the date on which the aggregate Face Amount of the ABC Trust Securities falls below $20,000,000; or
     (viii) the Settlement Date on which the Put Option is exercised in full or on the third Business Day following the delivery of written notice to The Hartford by the Asset Swap Counterparty, the Interest Rate Swap Counterparty or the ABC Trustee after any failure by The Hartford to deliver ICONs to be issued on such a Settlement Date.
     (b) The Hartford shall have the right to terminate this Agreement effective on any Business Day occurring at any time on or after February 15, 2017 by delivering notice of such termination not less than 30 days prior to the designated Put Option Termination Date.
     (c) The Hartford shall have the right to terminate this Agreement effective on any Business Day occurring at any time prior to February 15, 2017 by delivering at least 30 days’ irrevocable written notice prior to the designated Put Option Termination Date, provided that no such termination shall be effective if any ICONs are outstanding unless the applicable Put Option Termination Date is also the “Redemption Date” for a valid redemption of all outstanding ICONs in accordance with the Indenture.
     (d) If this Agreement is terminated prior to February 15, 2017 pursuant to Sections 2.2(a)(ii), (iii), or (iv) above, The Hartford shall pay to the ABC Trust a termination payment (the “Termination Payment”) equal to (x) the Special Event Make-Whole Redemption Amount in the case of a termination pursuant to Section 2.2(a)(ii) within 180 days of a Special Event so long as The Hartford is not in default on its obligations under this Agreement or the ABC Expense Reimbursement Agreement at the time it delivers notice of such termination or (y) the Make-Whole Redemption Amount at any other such time, in each of cases (x) and (y) as if applied to the redemption of a principal amount of ICONs corresponding to the Unexercised Portion as of the Put Option Termination Date.
ARTICLE III
Exercise of Put Option; Redemption
     Section 3.1. Exercise.
     (a) Put Notice. The Hartford may, in its sole discretion, exercise the Put Option, in whole or in part, at any time and from time to time, by delivering a Put Notice to the ABC Trustee, with a copy to the Asset Swap Counterparty, in the form attached as Annex A hereto, specifying (i) a settlement date (each, a “Settlement Date”), that falls on any Business Day prior to the Trust Termination Date that is at least five Business Days after the date on which the Put Notice is delivered to the ABC Trustee, (ii) the Designated Amount, and (iii) the account of The Hartford to which The Hartford wishes the ABC Trust to deliver the applicable ICONs Purchase Price.
     (b) Designated Amount. The Hartford may, in its sole discretion, elect to exercise the Put Option in any amount (the “Designated Amount”) that is equal to either (x) $50,000,000 or an integral multiple of $1,000,000 in excess thereof or (y) the Unexercised Portion.
     (c) Reduction Notice and Application of Proceeds. On the day that it receives any Put Notice, the ABC Trustee shall reduce the Notional Amount of the Asset Swap Contract by an amount sufficient to pay the ICONs Purchase Price on the Settlement Date by delivering written notice to the Asset Swap Party, substantially in the form of Exhibit F to the ABC Trust Declaration. In accordance with the terms of the ABC Trust Declaration, the ABC Trustee shall apply all proceeds in connection with the reduction of the Notional Amount of the Asset Swap Contract (including proceeds from any sale of Designated Assets by the ABC Trust, any related Cash Settlement Amounts paid by the Asset Swap Counterparty or the proceeds then available from the exercise of remedies against the Asset Swap Counterparty in connection with any failure to pay any related Cash Settlement Amount) deposited in the Property Account pursuant to Section 5 of the Asset Swap Contract to pay the ICONs Purchase Price on the Settlement Date.
     (d) ICONs to be Delivered. On each Settlement Date, the Hartford shall issue and deliver to the ABC Trust against payment of the ICONs Purchase Price, ICONs in an aggregate principal amount (the “Actual Exercise Amount”) equal to the lesser of (x) the Designated

Amount specified in the applicable Put Notice and (y) the aggregate amount of ICONs that may be purchased with the proceeds (“Available Asset Swap Reduction Proceeds”) received by the ABC Trust in connection with the reduction in the Notional Amount of the Asset Swap Contract pursuant to the written notice contemplated by Section 3.1(c) (including proceeds from any sale of Designated Assets by the ABC Trust, any related Cash Settlement Amounts paid by the Asset Swap Counterparty or the proceeds then available from the exercise of remedies against the Asset Swap Counterparty in connection with any failure to pay any related Cash Settlement Amount). The ICONs shall be delivered free and clear of any defect in title, together with all transfer and registration documents (or all notices, instructions or other communications) as are necessary to convey title to the ICONs to the ABC Trust (or its nominee) and cause them to be protected purchasers (within the meaning of the New York Uniform Commercial Code) of the ICONs.
     (e) ICONs Purchase Price.
     (i) The purchase price payable by the ABC Trust in respect of each ICON (the “ICONs Purchase Price”) will equal:
     (A) the Actual Exercise Amount; minus
     (B) an amount equal to any Break-Funding Payment due from the ABC Trust to the Asset Swap Counterparty under the terms of the Asset Swap Contract; plus
     (C) an amount equal to any Break-Funding Payment due from the Asset Swap Counterparty to the ABC Trustee under the Asset Swap Contract; minus
     (D) any unpaid Put Option Premium then due pursuant to Article IV hereto or any amount then due under the ABC Trust Reimbursement Agreement.
     (ii) The ABC Trust shall pay the ICONs Purchase Price to The Hartford prior to 3:00 p.m., New York time, on the applicable Settlement Date to the account of The Hartford specified in the applicable Put Notice.
     (f) Number of Put Option Exercises. There is no limitation on the number of times The Hartford may put the ICONs to the ABC Trust pursuant to and in accordance with the terms of this Agreement, other than any limit resulting from the minimum Designated Amount specified in Section 3.1(b).
     (g) Failure to Raise Sufficient Available Asset Swap Reduction Proceeds. In the event that Available Asset Swap Reduction Proceeds on any Settlement Date are not sufficient to permit the purchase of the Designated Amount of ICONs because of a default by the Asset Swap Counterparty in the performance of its obligations under the Asset Swap Contract, the ABC

Trustee will promptly deliver notice of such default to the Asset Swap Counterparty and, if such default is not cured within the time provided in the Asset Swap Contract and The Hartford requests that the ABC Trustee terminate the Asset Swap Contract, the ABC Trustee will terminate the Asset Swap Contract and the parties will follow the procedures set forth in Section 11.4 of the ABC Trust Declaration.
     Section 3.2. Set-Off Against Designated Amount.
     Payment of the ICONs Purchase Price by the ABC Trust shall be made as provided in Section 3.1 without setoff, claim, recoupment, deduction or counterclaim except as specified in Section 3.1 (e) above.
ARTICLE IV
Put Option Premium
     Section 4.1. Put Option Premium.
     In consideration of the ABC Trust’s agreement to purchase the ICONs upon the exercise of the Put Option in accordance with the terms of this Agreement, The Hartford will pay to the ABC Trust, in U.S. dollars payable in arrears by 10:00 A.M. New York City time on each Distribution Date in respect of the Distribution Period ending on such Distribution Date, a premium (the “Put Option Premium,”) in an amount equal to:
     (a) to the amount by which either:
     (i) for any Distribution Period during the Fixed Rate Period for the ABC Trust Securities, the sum of:
     (A) an amount equal to 6-month LIBOR for the applicable Distribution Period applied to the average daily Unexercised Portion during such Distribution Period, on an Actual/360 Basis; plus
     (B) an amount equal to 1.155% per annum applied to average daily Unexercised Portion during such Distribution Period, on a 30/360 Basis;
or
     (ii) for any Distribution Period during the Floating Rate Period for the ABC Trust Securities, the sum of:

     (A) an amount equal to 3-month LIBOR for the applicable Distribution Period applied to the average daily Unexercised Portion during such Distribution Period, on an Actual/360 Basis; plus
     (B) 2.125% per annum applied to the average daily Unexercised Portion during such Distribution Period, on an Actual/360 Basis;
     exceeds:
     (b) the Floating Rate Payment due under the terms of the Asset Swap Contract for such Distribution Period (or that would have been due thereunder if the Asset Swap Contract had been in effect as of the date of determination).
     Section 4.2. Calculation of Put Option Premium.
     (a) The Put Option Premium payable on any Distribution Date shall be calculated by the Put Option Calculation Agent (subject to paragraph (c) below) and delivered by the Put Option Calculation Agent in a certificate setting forth the calculation thereof (the “Put Option Premium Certificate”) to The Hartford no later than 3:00 p.m., New York City time, on the Business Day prior to the Distribution Date on which such payment is due.
     (b) With respect to each Distribution Period, the Put Option Calculation Agent shall, on a timely basis, request in writing that the Asset Swap Counterparty provide written notice to the Put Option Calculation Agent of the Floating Rate Payment due under the terms of the Asset Swap Contract with respect to such Distribution Period and 3-Month LIBOR or 6-Month LIBOR, as applicable.
     (c) The establishment of the Floating Rate Payment and 3-Month LIBOR or 6-Month LIBOR, as applicable, for each Distribution Period by the Asset Swap Counterparty shall (in the absence of manifest error) be final and binding; provided, however, that if the Asset Swap Counterparty fails to deliver notice of the Floating Rate Payment and 3-Month LIBOR or 6-Month LIBOR for such Distribution Period or the Asset Swap Contract is not then in effect, the Put Option Calculation Agent shall establish the Floating Rate Payment and 3-Month LIBOR or 6-Month LIBOR, as applicable.
     (d) The Put Option Calculation Agent will notify the Financing Trusts and The Hartford of 3-Month LIBOR or 6-Month LIBOR as soon as possible after its determination but in no event later than the fourth Business Day after its determination.

ARTICLE V
Obligations Absolute
     Section 5.1. Obligations Absolute.
     The ABC Trust acknowledges that the obligations of the ABC Trust undertaken under this Agreement are absolute, irrevocable and unconditional irrespective of any circumstances whatsoever, including any defense otherwise available to the ABC Trust, in equity or at law, including the defense of fraud, any defense based on the failure of The Hartford to disclose any matter, whether or not material, to the ABC Trust or any other person, and any defense of breach of warranty or misrepresentation, and irrespective of any other circumstance which might otherwise constitute a legal or equitable discharge or defense under any and all circumstances. The enforceability and effectiveness of this Agreement and the liability of the ABC Trust, and the rights, remedies, powers and privileges of The Hartford under this Agreement shall not be affected, limited, reduced, discharged or terminated, and the ABC Trust hereby expressly waives, to the fullest extent permitted by applicable law, any defense now or in the future arising by reason of:
     (i) the illegality, invalidity or unenforceability of all or any part of the ABC Trust Declaration;
     (ii) any action taken by The Hartford or omission to act;
     (iii) any change in the direct or indirect ownership or control of The Hartford or of any shares or ownership interests thereof; and
     (iv) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of or for the ABC Trust;
provided, however, that, notwithstanding the provisions of this Section 5.1, the ABC Trust shall have no further obligations under this Agreement after the termination of the Put Option. The breach of any covenant, representation or warranty made in this Agreement by the ABC Trust shall not terminate the Put Option or limit the rights of The Hartford hereunder.
     Section 5.2. No Waiver.
     For the avoidance of doubt, so long as the Put Option has not terminated, no failure or delay by The Hartford in exercising its rights hereunder shall operate as a waiver of its rights hereunder except as specifically provided in this Agreement, including in respect of the notice periods and payment dates specified in Section 3.1.

ARTICLE VI
Representations and Warranties
     Section 6.1. Representations of the ABC Trust.
     The ABC Trust represents and warrants to The Hartford that, as of the date hereof:
     (a) the ABC Trust is duly organized and validly existing under the Statutory Trust Act and has the power and authority to own its assets and to conduct its activities;
     (b) its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate (1) any law to which it is subject, (2) any of its constituent documents or (3) any agreement to which it is a party or which is binding on it or its assets, which violation (in the case of clause (1) and (3)) is material relative to the expected benefits to the parties of this Agreement;
     (c) it has the power to enter into, and to exercise its rights and perform and comply with its obligations under, this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;
     (d) it will obtain and maintain in effect and comply with the terms of all necessary consents, registrations and the like of or with any government or other regulatory body or authority applicable to this Agreement;
     (e) its obligations under this Agreement are valid, binding and enforceable at law, subject to applicable bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);
     (f) it is not in default under any agreement to which it is a party or by which it or its assets is or are bound and no litigation, arbitration or administrative proceedings are current or pending, which default, litigation, arbitration or administrative proceedings are material in the context of this Agreement;
     (g) it is not necessary in order to ensure the validity, effectiveness, performance or enforceability of this Agreement that any document be filed, registered or recorded in any public office or elsewhere;
     (h) no consent, approval, authorization or order of any court or governmental authority, agency, commission or commissioner or other regulatory authority is required for the consummation by the ABC Trust of the transactions contemplated by this Agreement; and

     (i) assuming compliance with the transfer restrictions with respect to the ABC Trust Securities specified in the ABC Trust Declaration, the ABC Trust is not required to register with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940, as amended.
     Section 6.2. Representations of The Hartford.
     The Hartford represents and warrants to the ABC Trust that, as of the date hereof:
     (a) it is duly incorporated and validly existing under the laws of the State of Delaware and has the power and authority to own its assets and to conduct its activities;
     (b) its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate (1) any law to which it is subject, (2) any of its constituent documents or (3) any agreement to which it is a party or which is binding on it or its assets, which violation (in the case of clause (1) or (3)) is material relative to the expected benefits to the parties of this Agreement;
     (c) it has the power to enter into, and to exercise its rights and perform and comply with its obligations under, this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;
     (d) it will obtain and maintain in effect and comply with the terms of all necessary consents, registrations and the like of or with any government or other regulatory body or authority applicable to this Agreement;
     (e) its obligations under this Agreement are valid, binding and enforceable at law, subject to applicable bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);
     (f) it is not in default under any agreement to which it is a party or by which it or its assets is or are bound and no litigation, arbitration or administrative proceedings are current or pending, which default, litigation, arbitration or administrative proceedings are material in the context of this Agreement;
     (g) it is not necessary in order to ensure the validity, effectiveness, performance or enforceability of this Agreement that any document be filed, registered or recorded in any public office or elsewhere other than those that have been duly filed, registered or recorded and are in full force and effect;
     (h) no consent, approval, authorization or order of any court or governmental authority, agency, commission or commissioner or other regulatory authority is required for the consummation by The Hartford of the transactions contemplated by this Agreement which consent, approval, authorization or order is material relative to the expected benefits to the parties to this Agreement, and the sale of the ICONs to the ABC Trust, pursuant to the terms hereof, need not be registered with the Securities and Exchange Commission under the Securities Act; and
     (i) The ICONs are duly authorized for issuance and sale to the ABC Trust pursuant to this Agreement and the Indenture.
ARTICLE VII
Miscellaneous
     Section 7.1. Inconsistency.
     If there is any inconsistency between any provision of this Agreement and any other agreement, the provisions of this Agreement shall prevail to the extent of such inconsistency but not otherwise.
     Section 7.2. Binding Effect.
     All agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the ABC Trust, The Hartford and the Put Option Calculation Agent.
     Section 7.3. Amendments.
     So long as there remain any ABC Trust Securities outstanding, this Agreement may be amended with the consent of the parties hereto, but only with the consent of at least a Majority in Face Amount of the ABC Trust Securities (provided that such consent shall not be required for any amendment (a) to cure any ambiguity or correct any mistake, (b) to correct or supplement any provision of this Agreement that may be defective or inconsistent with any other provision of this Agreement or (c) that does not materially and adversely alter the rights, terms and preferences of the ABC Trust Securities) and, at all times prior to the termination of the Swap Contracts and payment in full of all amounts due thereunder, of the Swap Counterparties.
     Section 7.4. Assignment.
     Neither the ABC Trust nor The Hartford may assign its rights or obligations under this Agreement to any other person, except that The Hartford may assign its rights and obligations under this Agreement to another person as a result of a merger, consolidation or sale of substantially all of the assets of The Hartford where The Hartford is not the surviving entity, so long as the surviving entity assumes all of the rights and obligations of The Hartford under this

Agreement, whether by operation of law or by express agreement. Any purported assignment in violation of this Section 7.4 shall be void. For the avoidance of doubt, this Agreement does not prohibit The Hartford from entering into a merger, consolidation or sale of all or substantially all of its assets.
     Section 7.5. Notices.
     (a) Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor in person, by facsimile transmission (confirmed by mail), by registered or certified mail or by nationally recognized overnight courier, addressed as follows:
     If to The Hartford at:
The Hartford Financial Services Group, Inc.
Hartford Plaza
Hartford, Connecticut 06115-1900
Attention: General Counsel
Telephone: (860) 547-5000
Facsimile: (860) 547-5714
     If to the ABC Trust at:
Glen Meadow ABC Trust
c/o LaSalle Bank National Association
2600 W. Big Beaver Road
Suite 140
Troy, Michigan 48084
Attention: Specialized Products Group
Telephone: (248) 822-5907
Facsimile: (248) 816-4361
     If to the Put Option Calculation Agent at:
LaSalle Bank National Association
2600 W. Big Beaver Road
Suite 140
Troy, Michigan 48084
Attention: Specialized Products Group
Telephone: (248) 822-5907
Facsimile: (248) 816-4361
     (b) Any such notice shall be effective upon delivery, if delivered in person; upon acknowledgement of receipt, if delivered by facsimile transmission (confirmed by mail); on the fifth day after deposited in the mail, postage prepaid, if delivered by registered or certified mail; and on the day after deposit with a nationally recognized overnight courier, if delivered by overnight courier.
     Section 7.6. Governing Law.
     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     Section 7.7. Jurisdiction.
     Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York in respect of any action or proceeding arising out of or in connection with this Agreement (“Proceedings”). Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such Proceedings in the courts of the State of New York and any claim that any Proceeding brought in any such court has been brought in an inconvenient forum. Each of the ABC Trust and The Hartford agrees that it shall at all times have an authorized agent in the State of New York upon whom process may be served in connection with any Proceedings, and each of the ABC Trust and The Hartford hereby authorizes and appoints CSC Corporation Service Company to accept service of all legal process arising out of or connected with this Agreement in the State of New York and service on such person shall be deemed to be service on the ABC Trust or The Hartford, as the case may be. If for any reason such person shall cease to act as agent for the service of process, each of the ABC Trust and The Hartford shall promptly appoint another such agent, and shall forthwith notify the other of such appointment. The submission to jurisdiction reflected in this paragraph shall not (and shall not be construed so as to) limit the right of any person to take Proceedings in any court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.
     Section 7.8. Counterparts.
     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.
     Section 7.9. Severability.
     If any one or more of the provisions contained herein, or the application thereof in any circumstances, is invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the ABC Trust’s, The Hartford’s and the Put Option Calculation Agent’s rights and privileges shall be enforceable to the fullest extent permitted by law.

     Section 7.10. Limitation of Liability.
     It is expressly understood that (i) this Agreement is executed and delivered by LaSalle Bank National Association as ABC Trustee, not individually or personally but solely as ABC Trustee, in the exercise of the powers and authority conferred and vested in it under the ABC Trust Declaration, (ii) each of the representations, undertakings and agreements herein made on the part of the ABC Trust is made and intended not as a personal representation, undertaking or agreement by LaSalle Bank National Association but is made and intended for the purpose for binding only the ABC Trust, and (iii) under no circumstances shall LaSalle Bank National Association, as ABC Trustee, or LaSalle National Trust Delaware, as Delaware Trustee of the ABC Trust, be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the ABC Trust under this Agreement or any other document.
     Section 7.11. Third-Party Beneficiaries.
     The Swap Counterparties are intended third-party beneficiaries of Section 7.3 and each may enforce such provision as if it was a party hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Put Option Agreement to be duly executed as of the day and year first above written.

GLEN MEADOW ABC TRUST By: LaSalle Bank National Association, not in its individual capacity but solely as ABC Trustee
By:	/s/ Robert H. Bockrath II
	Name:	Robert H. Bockrath II
	Title:	First Vice President

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:	/s/ John N. Giamalis
	Name:	John N. Giamalis
	Title:	Senior Vice President and Treasurer

LASALLE BANK NATIONAL ASSOCIATION, as Put Option Calculation Agent
By:	/s/ Robert H. Bockrath II
	Name:	Robert H. Bockrath II
	Title:	First Vice President

FORM OF PUT NOTICE

To:	Glen Meadow ABC Trust
c/o LaSalle Bank National Association
2600 W. Big Beaver Road
Suite 140
Troy, Michigan 48084
Attention: Specialized Products Group
Telephone: (248) 822-5907
Facsimile: (248) 816-4361

To:	Merrill Lynch International
GMI Counsel
Merrill Lynch World Headquarters
4 World Financial Center, 12th Floor
New York, NY 10080
Attention: Marc Zindle, Swaps Group
Telephone: (212) 449-5967
Telecopy: 212-449-6993
Date:
Ladies and Gentlemen:
     We refer to the Put Option Agreement, dated as of February 12, 2007 (the “Put Option Agreement”), among The Hartford Financial Services Group, Inc., Glen Meadow ABC Trust and LaSalle Bank National Association, as calculation agent. Terms defined therein shall have the same respective meanings herein.
     This notice is a Put Notice for the purposes of Section 3.1(a) of the Put Option Agreement.
     The Designated Amount with respect to this exercise shall be $___ (which must be equal to either (x) $50,000,000 or an integral multiple of $1,000,000 in excess thereof or (y) the Unexercised Portion). The Settlement Date with respect to this exercise shall be                      (which must be any Business Day that is at least five Business Days after the date on which this Put Notice is delivered to the ABC Trustee). We hereby require you to pay the ICONs Purchase Price as provided in Section 3.1 of the Put Option Agreement, to the following account:                                                                                 .

B-1

Yours faithfully,

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

By:

Name:
Title: